SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K/A
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)                    May 22, 2006
GOVERNMENT PROPERTIES TRUST, INC.

(Exact name of registrant as specified in its charter)

Maryland	1-31962	20-0611663

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

13625 California Street, Suite 310, Omaha, Nebraska		68154

(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code                     (402) 391-0010
None

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant hereby amends the following items, financial statement, exhibits or other portions of its current Report on Form 8-K dated May 22, 2006, as filed on May 22, 2006 and, to include the historical financial statements and pro forma financial information required by Item 9.01(a) and (b).

Item 2.01. Acquisition of Assets
On May 18, 2006, Government Properties Trust, Inc. (GPT) completed its previously announced acquisition of the United States Citizenship and Immigration Services (USCIS) property located at 1709 and 1717 Zoy Street, Harlingen, Texas (the Harlingen property) for approximately $27.1 million. The purchase price was determined through arms-length negotiations between GPT and U.S.I.N.S. — II, LLC, an unrelated party with an address at 1014 East Harrison Avenue, Harlingen, Texas. GPT funded the purchase price with cash on hand and a mortgage loan from a financial institution in the amount of approximately $19.9 million. The mortgage loan bears interest at a fixed rate of 6.266% with principal and interest payments due monthly and are amortized on a 30-year schedule, with a balloon payment due June 1, 2016.
The Harlingen property consists of two conjoined buildings that are fully leased by the United States of America under modified gross leases. The first building (USCIS I) was completed in January 1998 and consists of a 19,000 square foot, single-story building. The USCIS I lease expires in January 2018 and has an optional early termination right in January 2013. The second building (USCIS II), was completed in 2002 and consists of a 108,000 square foot, two-story building. The USCIS II lease expires in October 2022 and has no early termination right. The USCIS utilizes these facilities, situated on approximately 10 acres of land, for administrative purposes and processing immigrants in south Texas.

Item 9.01. Financial Statements, Pro Forma Financial Information, and Exhibits
GOVERNMENT PROPERTIES TRUST, INC.
United States Immigration and Naturalization Services District Office — Harlingen, Texas
Statements of Revenue and Certain Expenses
For the Three Months Ended March 31, 2006 (Unaudited) and
For the Year Ended December 31, 2005
Report of Independent Registered Public Accounting Firm
The Board of Directors
Government Properties Trust, Inc.
We have audited the accompanying statement of revenue and certain expenses of the United States Immigration and Naturalization Services District Office — Harlingen, Texas (the Property) for the year ended December 31, 2005. The statement of revenue and certain expenses is the responsibility of the Property’s management. Our responsibility is to express an opinion on the Statement of Revenue and Certain Expenses based on our audit.
We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the statement of revenue and certain expenses is free of material misstatement. We were not engaged to perform an audit of the Property’s internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Property’s internal control over financial reporting. Accordingly we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the statement of revenue and certain expenses, assessing the accounting principles used and significant estimates made by management, and evaluating the overall presentation of the statement of revenue and certain expenses. We believe that our audit provides a reasonable basis for our opinion.
The accompanying statement of revenue and certain expenses was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission, for inclusion in Government Properties Trust, Inc.’s Current Report on Form 8-K as described in Note 2, and is not intended to be a complete presentation of the Property’s revenue and expenses.
In our opinion, the statement of revenue and certain expenses referred to above presents fairly, in all material respects, the revenue and certain expenses described in Note 2 for the year ended December 31, 2005 in conformity with U.S. generally accepted accounting principles.
Chicago, Illinois
April 21, 2006

Government Properties Trust, Inc.
United States Immigration and Naturalization Services District Office — Harlingen, Texas
Statements of Revenue and Certain Expenses

	Three Months Ended
	March 31, 2006	Year Ended
	(Unaudited)	December 31, 2005

Revenue
Rental income	$720,768	$2,867,787

Certain expenses
Utilities	71,039	258,050
Repairs and maintenance	13,076	39,202
Real estate taxes	65,898	263,593
Cleaning — affiliate	21,198	58,436
Insurance	19,630	78,488
Other	984	3,434

Total expenses	191,825	701,203
Revenue in excess of certain expenses	$528,943	$2,166,584

     See accompanying notes.

Government Properties Trust, Inc.
United States Immigration and Naturalization Services District Office — Harlingen, Texas
Notes to Statements of Revenue and Certain Expenses
Three Month Period Ended March 31, 2006 (Unaudited), and Year Ended December 31, 2005
1. Description of the Property
The United States Immigration and Naturalization Services District Office — Harlingen, Texas (the Property), located at 1709 and 1717 Zoy Street, Harlingen, Texas, consist of various office buildings totaling approximately 127,000 rentable square feet (unaudited) that are 100% leased to the United States Immigration and Naturalization Services with two leases expiring in October 2022 and January 2018. One of the leases totaling approximately 19,000 rentable square feet (unaudited) has an optional early termination date of January 2013.
2. Summary of Significant Accounting Policies
The accompanying statement of revenue and certain expenses for the year ended December 31, 2005 was prepared for purposes of complying with the rules and regulations of the Securities and Exchange Commission. The accompanying financial statement is not representative of the actual operations of the Property for the periods presented nor indicative of future operations as certain expenses, primarily depreciation, amortization and interest expense, which may not be comparable to the expenses expected to be incurred in future operations of Property, have been excluded.
In the preparation of the statement of revenue and certain expenses in conformity with accounting principles generally accepted in the United States, management makes estimates and assumptions that affect the reported amounts of revenue and expenses during the reporting period. Actual results could differ from these estimates.
Rental income is recorded when due from the tenant under the term of the respective leases, which is not materially different than the straight-line method. The current supplemental lease agreements base monthly rental payments totaling $234,453, through the term of the leases subject to annual rent increases based on the Consumer Price Index, as defined. The base monthly rent in place as of March 31, 2006 (unaudited) and December 31, 2005, was $240,330 and $240,134, respectively.
3. Interim Period (unaudited)
The unaudited statement of revenue and certain expenses for the three months ended March 31, 2006, has been prepared for purposes of complying with the rules and regulations of the Securities and Exchange Commission. In the opinion of management, all adjustments considered necessary for a fair presentation have been included. Operating results for the three months ended March 31, 2006 are not necessarily indicative of the results that may be expected for the year ending December 31, 2006.
4. Related Party Transactions
An affiliate of the Property provides and allocates cleaning services amongst various properties. Such services amounted to $21,198 for the period ended March 31, 2006 (unaudited), and $58,436 for the year ended December 31, 2005.

Pro Forma Consolidated Balance Sheet
(Unaudited)
The accompanying unaudited Pro Forma Consolidated Balance Sheet of the Company is presented as if the Harlingen property was acquired on March 31, 2006. This Pro Forma Consolidated Balance Sheet should be read in conjunction with the Company’s historical consolidated financial statements and notes thereto as filed on Form 10-K for the year ended December 31, 2005 and on Form 10-Q for the three months ended March 31, 2006. In management’s opinion, all adjustments necessary to reflect the acquisition of the Harlingen property have been made. The following Pro Forma Consolidated Balance Sheet is not necessarily indicative of what the actual financial position would have been assuming the above transactions had been consummated at March 31, 2006, nor does it purport to represent the future financial position of the Company.

Government Properties Trust, Inc.
Pro Forma Consolidated Balance Sheet
(in thousands, except share amounts)
March 31, 2006
(Unaudited)

	Historical (A)	Harlingen (B)	Pro Forma
ASSETS

Real estate at cost:
Land	$35,986	$1,680	$37,666
Buildings and improvements	306,557	19,710	326,267
Tenant origination costs	72,573	5,940	78,513
Real estate under development	228	—	228
Furniture and equipment	474	—	474

	415,818	27,330	443,148
Accumulated depreciation	(16,936)	—	(16,936)

	398,882	27,330	426,212
Cash and cash equivalents	2,512	(1,597)	915
Restricted cash escrows	11,031	—	11,031
Tenant receivables	8,167	—	8,167
Notes receivable from tenant	586	—	586
Deferred costs, net	3,942	61	4,003
Real estate deposits	150	(150)	—
Other assets	4,068	(2)	4,066

Total assets	$429,338	$25,642	$454,980

LIABILITIES AND STOCKHOLDERS’ EQUITY

Liabilities:
Accounts payable and accrued expenses	$9,259	$92	$9,351
Dividends payable	3,114	—	3,114
Lines of credit	26,480	5,600	32,080
Mortgage notes payable	233,304	19,950	253,254

Total liabilities	272,157	25,642	297,799
Stockholders’ equity:
Common stock ($0.01 par value; 50,000,000 shares authorized, 20,763,136 issued and outstanding at March 31, 2006)	206	—	206
Additional paid-in capital	189,548	—	189,548
Accumulated deficit	(34,835)	—	(34,835)
Accumulated other comprehensive income	2,262	—	2,262

Total stockholders’ equity	157,181	—	157,181

Total liabilities and stockholders’ equity	$429,338	$25,642	$454,980

     See accompanying notes.

Notes to Pro Forma Consolidated Balance Sheet
(Unaudited)
(A) Represents the historical consolidated balance sheet of the Company as of March 31, 2006.
(B) Reflects the acquisition and preliminary purchase price allocation of the Harlingen property on May 18, 2006 for a total purchase price of approximately $27.3 million. The amounts presented include the initial purchase price of $27.1 million and closing costs of $0.2 million and were allocated based on the fair market value of the assets acquired and liabilities assumed. The purchase price was funded with cash on hand, a draw on the Company’s line-of-credit and a mortgage loan from a financial institution in the amount of $19.9 million.

Pro Forma Consolidated Statements of Operations
(Unaudited)
The accompanying unaudited Pro Forma Consolidated Statements of Operations for the three month period ended March 31, 2006 and for the year ended December 31, 2005 of the Company is presented as if the Harlingen property and other properties acquired in 2006 and 2005 (the Acquired Properties) had been acquired on January 1, 2005. These Pro Forma Consolidated Statements of Operations should be read in conjunction with the Company’s historical consolidated financial statements and notes thereto as filed on Form 10-K for the year ended December 31, 2005 and on Form 10-Q for the three months ended March 31, 2006. In management’s opinion, all adjustments necessary to reflect the above acquisitions have been made.
The unaudited Pro Forma Consolidated Statements of Operations are not necessarily indicative of what the actual results of operations would have been for the three months ended March 31, 2006 and for the year ended December 31, 2005 assuming the above transactions had been consummated at January 1, 2005, nor does it purport to represent the future results of operations of the Company.

Government Properties Trust, Inc.
Pro Forma Statement of Operations
For the year ended December 31, 2005
(Unaudited and in thousands, except per share amounts)

			Acquired	Adjustments
	Historical (A)	Harlingen (B)	Properties (B)	(C), (D)	Pro Forma

Revenue
Rental income	$26,877	$2,868	$9,629	$—	$39,374
Tenant reimbursements	1,323	—	357	—	1,680

Total revenue	28,200	2,868	9,986	—	41,054
Expenses
Property operations	4,883	437	2,206	—	7,526
Real estate taxes	2,712	264	616	—	3,592
Depreciation and amortization	9,888	—	—	4,873	14,761
General and administrative	4,960	—	—	—	4,960

Total expenses	22,443	701	2,822	4,873	30,839

Operating income	5,757	2,167	7,164	(4,873)	10,215
Other income (expense)
Interest income	1,521	—	—	—	1,521
Interest expense	(9,345)	—	—	(4,541)	(13,886)
Amortization of deferred financing fees	(355)	—	—	(40)	(395)

Net (loss) income	$(2,422)	$2,167	$7,164	$(9,454)	$(2,545)

Earnings per share (basic and diluted)
Net (loss) income per share (basic and diluted)	$(0.12)				$(0.12)

Weighted average shares outstanding (basic and diluted)	20,569			194	20,763

     See accompanying notes.

Government Properties Trust, Inc.
Pro Forma Statement of Operations
For the three months ended March 31, 2006
(Unaudited and in thousands, except per share amounts)

			Acquired	Adjustments
	Historical (A)	Harlingen (B)	Properties (B)	(C), (D)	Pro Forma

Revenue
Rental income	$9,800	$721	$319	$—	$10,840
Tenant reimbursements	566	—	—	—	566

Total revenue	10,366	721	319	—	11,406
Expenses
Property operations	1,811	126	49	—	1,986
Real estate taxes	926	66	18	—	1,010
Depreciation and amortization	3,641	—	—	319	3,960
General and administrative	1,309	—	—	—	1,309

Total expenses	7,687	192	67	319	8,265

Operating income	2,679	529	252	(319)	3,141
Other income (expense)
Interest income	122	—	—	—	122
Interest expense	(3,403)	—	—	(346)	(3,749)
Amortization of deferred financing fees	(203)	—	—	(3)	(206)

Net (loss) income	$(805)	$529	$252	$(668)	$(692)

Earnings per share (basic and diluted)
Net (loss) income per share (basic and diluted)	$(0.04)				$(0.03)

Weighted average shares outstanding (basic and diluted)	20,604			159	20,763

     See accompanying notes.

Notes to Pro Forma Consolidated Statements of Operations
(Unaudited)
(A) Represents the historical consolidated statements of operations of the Company.
(B) Represents the historical operations for the Acquired Properties prior to the Company’s date of acquisition. Audited historical financial information for the Harlingen property is included in this report on Form 8-K/A.
(C) Represents pro forma adjustments related to the Company’s ownership of the Harlingen property and Acquired Properties prior to its date of acquisition:

	Adjustments For	Adjustments For
	Three Months Ended	Year Ended
	March 31,	December 31,
(in thousands)	2006	2005

Depreciation and amortization (1)
Harlingen	$230	$917
Acquired Properties	89	3,956

Total depreciation and amortization expense	$319	$4,873

Interest expense (2)
Harlingen	$(280)	$(1,121)
Acquired Properties	(66)	(3,420)

Total interest expense	$(346)	$(4,541)

Amortization of deferred financing fees (2)
Harlingen	$(1)	$(6)
Acquired Properties	(2)	(34)

Total amortization of deferred financing fees	$(3)	$(40)

(1)	Represents estimated depreciation and amortization of the Harlingen and Acquired Properties based upon the preliminary purchase price allocations in accordance with our depreciation and amortization policy.

(2)	Represents estimated interest expense for the individual Harlingen and Acquired Properties’ mortgage debt, the stated interest rate and amortization of deferred loan fees.
(D) Represents pro forma adjustment of 194,000 and 159,000 related to weighted average shares outstanding to reflect the total number of shares outstanding as of December 31, 2005 and March 31, 2006, respectively.

(C) Exhibits
      The following exhibit is included in this Report:
      Exhibit 23.1 Consent of Ernst & Young LLP

SIGNATURE
      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GOVERNMENT PROPERTIES TRUST, INC.
Date: July 31, 2006	By:	/s/ Nancy D. Olson
Nancy D. Olson
Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit Number	Description

23.1	Consent of Ernst & Young LLP